Exhibit 99.2

Participants

CORPORATE PARTICIPANTS

Pablo E. Paez Executive Vice President-Corporate Relations, The GEO Group, Inc.	James H. Black Senior Vice President & President-Secure Services, The GEO Group, Inc.

George Christopher Zoley Executive Chairman, The GEO Group, Inc.	Jose Gordo Chief Executive Officer & Director, The GEO Group, Inc.

Brian Robert Evans Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

OTHER PARTICIPANTS

Joe Gomes Analyst, Noble Capital Markets, Inc.	Henry Coffey Analyst, Wedbush Securities, Inc.

Kirk Ludtke Analyst, Imperial Capital LLC	Oren Shaked Managing Director, BTIG LLC

Mitra Ramgopal Analyst, Sidoti & Co. LLC	Jordan M. Sherman Portfolio Manager, Ranger Global Real Estate Advisors LLC

Management Discussion Section

Operator

Good morning and welcome to The GEO Group Third Quarter 2021 Earnings Conference Call. All participants will be in listen-only mode. [Operator Instructions] After today’s presentation, there will be an opportunity to ask questions. [Operator Instructions] Please note this event is being recorded.

I would now like to turn the conference over to Pablo Paez, Executive Vice President of Corporate Relations. Please go ahead.

Pablo E. Paez

Executive Vice President-Corporate Relations, The GEO Group, Inc.

Thank you, operator. Good morning, everyone, and thank you for joining us for today’s discussion of The GEO Group’s third quarter 2021 earnings results. With us today are George Zoley, Executive Chairman of the Board; Jose Gordo, Chief Executive Officer; Brian Evans, Chief Financial Officer; and James Black, President of GEO Secure Services.

This morning, we will discuss our third quarter results and our outlook. We will conclude the call with a question-and-answer session. This conference call is also being webcast live on our investor website at investors.geogroup.com. Today, we will discuss non-GAAP basis information. A reconciliation from non-GAAP basis information to GAAP basis results is included in the press release and supplemental disclosure we issued this morning.

Additionally, much of the information we will discuss today, including the answers we give in response to your questions, may include forward-looking statements regarding our beliefs and current expectations with respect to various matters. These forward-looking statements are intended to fall within the Safe Harbor provisions of the securities laws. Our actual results may differ materially from those in the forward-looking statements as a result of various factors contained in our Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports.

With that, please allow me to turn this call over to our Executive Chairman, George Zoley. George?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thank you, Pablo, and good morning to everyone. We are pleased with our strong third quarter results and the significant progress we have made year-to-date towards reducing our net debt leverage. We believe our financial performance is representative of the resiliency and strength of our diversified business segments. For over 30 years, we’ve been a trusted government services provider.

We currently provide support services for immigration processing centers on behalf of the US Department of Homeland Security and for secure facilities and residential reentry centers on behalf of federal and state agencies. During the third quarter, we renewed eight of our facility contracts, including four immigration processing centers and four residential reentry centers under contract with the Federal Bureau of Prisons or state correctional agencies.

Additionally, we received a six-month extension for our U.S. Marshals contract at the Western Regional Detention Facility in San Diego, California. We also entered into a new five-year contract for our Moshannon Valley Facility with Clearfield County, Pennsylvania to provide support services under a five-year intergovernmental agreement between the county and the Department of Homeland Security.

In early September, our GEO Care business unit began providing services at our new residential reentry center in Tampa, Florida under contract with the Federal Bureau of Prisons. On November 1, we transitioned the operations of our Guadalupe County Facility to the New Mexico Corrections Department and began a new lease agreement with the State of New Mexico with a two-year base period and successive two-year renewal opportunities through October 2041.

In the third quarter, we also completed the previously announced transition of two managed-only contracts in Florida to another operator and the discontinuation of our managed-only contract for the Dungavel Facility in the United Kingdom. Further, we were notified by the BOP of the non-renewal of our contracts for the Big Spring and Flight Line facilities in Texas at the end of November 2021, consistent with our previous expectations.

Our operational focus remains on addressing the challenges of the ongoing COVID pandemic while delivering high-quality support services on behalf of our government agency partners. Understanding the challenges created by the pandemic, we invested significant resources to mitigate the impact of COVID, including $2 million for 45 Abbott Rapid testing devices and $3.7 million in Bi-Polar Ionization Air Purification Systems.

We are proud of our frontline employees who’ve continued to provide humane and compassionate care to all those entrusted to our facilities and programs. At the management and board level, we remain focused on reducing our debt and deleveraging our balance sheet. We’re pleased to have reduced our net recourse debt by approximately $175 million through the end of the third quarter, thus already meeting our previous net recourse debt reduction goal of $150 to $175 million for the full-year 2021.

We recognize there have been several concerns regarding our future access to financing. Accordingly, we have adopted a multifaceted approach to address these concerns, including our focus on debt reduction, a review of potential sales of company-owned assets and businesses, and the ongoing evaluation by our board of our corporate tax structure as a real estate investment trust. We believe these initiatives and considerations are in the best interests of our shareholders and our other stakeholders as we work proactively to address our debt maturities and enhance long-term shareholder value.

At this time, I’ll turn the call over to Brian Evans to address these initiatives in more detail and review our results and guidance. Brian?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Thank you, George. Good morning, everyone. Today, we reported third quarter revenues of approximately $557 million and net income attributable to GEO of $34.7 million. Our third quarter results include a $1.1 million pre-tax loss on real estate assets, $4 million in M&A-related expenses pre-tax, a one-time $5 million pre-tax loss on the previously announced divestiture of our Youth Services contracts, and an $800,000 benefit in the tax effect of adjustments to net income attributable to GEO.

Excluding these items, we reported third quarter adjusted net income of $0.36 per diluted share and AFFO of $0.65 per diluted share. Moving to our guidance, we expect fourth quarter 2021 net income attributable to GEO to be between $40 million and $42 million on quarterly revenues of $554 million to $559 million. We expect fourth quarter 2021 adjusted net income to be between $0.37 and $0.39 per diluted share and fourth quarter 2021 AFFO to be between $0.65 and $0.67 per diluted share.

For the full-year 2021, we expect net income attributable to GEO to be in a range of $165.5 million to $168 million on full-year 2021 revenues of approximately $2.26 billion. We expect full-year 2021 adjusted net income to be in a range of $1.41 to $1.43 per diluted share. We expect full-year 2021 AFFO to be in a range of $2.57 to $2.59 per diluted share. We expect full-year 2021 adjusted EBITDA to be in a range of $451.5 to $455 million.

Moving to our capital structure, at the end of the third quarter, we had approximately $537 million in cash on hand, primarily resulting from the previously announced drawdown of our revolving credit facility. Our decision to draw on our revolver was a conservative precautionary step to preserve liquidity, maintain financial flexibility and obtain additional funds for general corporate purposes.

Accounting for our $537 million of cash on hand, our net recourse debt currently stands at approximately $2.1 billion, not including non-recourse debt, finance lease obligations or the mortgage loan on our corporate headquarters. We believe we will be able to address our debt maturities in due course on reasonable terms. With our current cash on hand and our steady financial performance, we are proactively examining our options to address our funded recourse debt, including our nearer term maturities which encompass our 2023 and 2024 unsecured notes and our senior secured credit facility.

We have continued to execute our multifaceted approach focusing on debt reduction and deleveraging our balance sheet. In 2020, we reduced our net recourse debt by approximately $100 million. During the first nine months of 2021, we have further reduced net recourse debt by approximately $175 million, already meeting our previously articulated goal of reducing net recourse debt by $150 million to $175 million for the full-year 2021. We intend to remain focused on debt reduction and deleveraging our balance sheet.

During the fourth quarter of 2021, we expect to reduce our net recourse debt by an additional $10 to $20 million. Our strategy also includes various initiatives we’ve announced previously, including our exploration of potential opportunities to sell company-owned assets and businesses, our engagement of financial and legal advisors to assist us in reviewing capital structure alternatives, and the ongoing evaluation by our board of our corporate tax structure.

With respect to asset sales, during the third quarter, we completed the sale of our 222-bed Queens Detention Facility in New York for $18 million. Year-to-date, we have completed the sale of five real estate assets, totaling approximately 1,000 beds. During the third quarter, we also completed the divestiture of our Youth Services contracts. On a combined basis, these sales generated net proceeds of approximately $46 million.

At this time, I will turn the call over to James Black for a review of our GEO Secure Services segment.

James H. Black

Senior Vice President & President-Secure Services, The GEO Group, Inc.

Thank you, Brian. Good morning, everyone. Our operational focus during the third quarter has remained on addressing the ongoing challenges of the COVID pandemic, as our frontline employees continue to provide quality services and compassionate care to those entrusted to our facilities. We continue to focus on implementing mitigation initiatives and practices that are consistent with the guidance issued by the Centers for Disease Control and Prevention. Our employees have continued to have access to paid leave and paid time off to be able to remain home as needed.

Face mask and cleaning supplies continue to be made available across our facilities. And as noted by Executive Chairman, we have made a significant investment of $2 million to deploy Abbott Rapid test devices across our facilities, which has allowed us to screen new arrivals at intake and isolate and quarantine positive cases. Through the end of October 2021, we had administered approximately 184,000 COVID tests at our Secure Services facilities since the start of the pandemic.

We also invested $3.7 million to install Bi-Polar Ionization Systems at select services facilities to reduce the spread of airborne bacteria and viruses. We have been working closely with our government agency partners and local health departments to increase the vaccination rate at our facilities. At the end of October 2021, approximately 39,000 individuals at our Secure Services facilities have been fully vaccinated, representing approximately 65% of the population in our facilities. We will evaluate our mitigation efforts and will make adjustments based on updated guidance by the CDC and other best practices.

With respect to recent contract activity, during the third quarter, we renewed four contracts with immigration processing centers, where we provide support services on behalf of the US Department of Homeland Security. We also entered into a five-year contract with Clearfield County, Pennsylvania to provide support services at Moshannon Valley Facility in connection with the five-year intergovernmental agreement between the county and the Department of Homeland Security.

The support services we provide at immigration processing centers are highly rated by national accreditation organizations and are delivered in a safe and humane environment. All those entrusted to our care at immigration processing centers are provided culturally sensitive meals approved by a registered dietitian, clothing, 24/7 access to healthcare services, and full access to telephones, legal services and faith-based opportunities.

Recreation amenities at our immigration processing centers include flat-screen TVs in the housing areas, multi-purpose rooms, outdoor covered pavilions, artificial turf soccer fields and exercise equipment. The healthcare staffing at these centers is approximately more than double that of our state correctional facilities, which is needed to provide appropriate treatment for individuals who have numerous and diverse health and mental health needs.

During this third quarter, we also received a six-month extension for our U.S. Marshals contract at the Western Regional Detention Facility in San Diego. At the state level, on November 1, we transitioned the operation of our Guadalupe County Facility to the New Mexico Corrections Department. Effective that same date, we began a new lease agreement with the State of New Mexico for the use of the Guadalupe County Facility. The lease has a two-year base period and successive two-year renewals through October 30, 2041.

In the third quarter, we also completed three facility deactivations, including the previously announced transition of the managed-only contracts for the Graceville and Bay facilities in Florida to another operator and the discontinuation of our managed-only contract for the Dungavel Facility in Scotland. We were also notified by the Bureau of Prisons on the non-renewal of our contracts for the Big Spring and Flight Line facilities in Texas at the end of November 2021.

These renewals are consistent with our prior expectations, and we have been preparing operationally to complete the ramp-down of these two facilities. In Delaware County, Pennsylvania, we received notice that the county intends to take over management of the managed-only George W. Hill Facility effective April 2022. Our team will be working with county officials to ensure a smooth transition. Finally, with respect to the procurement activity, we are preparing a response to a recent request for proposals in Arizona for up to 2,700 beds, which can be located either in-state or out of state.

At this time, I will turn the call over to our Chief Executive Officer, Jose Gordo, for a review of GEO Care and closing remarks.

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

Thank you, James. Good morning, everyone. Unfortunately, the President of our GEO Care business unit, Ann Schlarb is unable to join us today. However, I’m pleased to provide you with an update. During the third quarter, our GEO Reentry facilities and programs have remained focused on the implementation of our COVID mitigation strategies and practices consistent with the guidance issued by the CDC.

We continue to focus our efforts on increased sanitation, testing and deploying face masks, and we have ensured that our employees continue to have access to paid leave and paid time off to remain home as needed. We evaluate our mitigation efforts on an ongoing basis and will make adjustments as appropriate and necessary based on updated guidance by the CDC and other best practices.

Operationally, our GEO Reentry Services division had an active third quarter with the opening in early September of our new 118-bed residential reentry center in Tampa under contract with the Federal Bureau of Prisons. We also opened four new day reporting centers in Tennessee and two new day reporting centers in Louisiana, with capacity to provide services for up to 540 individuals.

And we successfully renewed four residential reentry contracts during the third quarter, two with the Federal Bureau of Prisons and two with state correctional agencies. As we disclosed last quarter, on July 1, we completed the divestiture of our Youth Services contracts, which resulted in the assignment of the contracts to an independent non-profit entity. We retained the real estate ownership of our six company-owned Youth Services facilities and entered into a lease agreement with the new operating entity.

Moving to our Electronic Monitoring division, we are very pleased with the continued sequential growth in quarterly revenues for BI, which provides a full suite of electronic monitoring and supervision solutions, products and technologies. Finally, we continue to be optimistic about the future of our GEO Continuum of Care program, which integrates enhanced in-custody rehabilitation, including cognitive behavioral treatment with post-release support services.

Our award-winning GEO Continuum of Care program is part of GEO’s contribution to criminal justice reform and the primary objective of our program is to reduce recidivism. We believe that the program provides a proven successful model on how the 2.2 million people in the US criminal justice system can be better served in changing their lives.

Our efforts are not in competition or in conflict with other national initiatives regarding offender sentencing reforms. In fact, we applaud these efforts. With our GEO Continuum of Care, we seek to draw national attention to the many still incarcerated in need of a more structured and comprehensive approach to rehabilitation. We also believe that the success of this initiative can position GEO to pursue additional quality growth opportunities.

In closing, we are pleased with the financial results and the significant progress we have made towards reducing debt and deleveraging our balance sheet. We believe that our company remains resilient with strong earnings and cash flows that are supported by valuable real estate assets and diversified contracts entailing essential government services. We recognize that despite our steady financial performance, there continues to be concerns regarding our future access to financing, and we are taking proactive steps to address these concerns.

We believe that our focus on debt reduction and deleveraging our balance sheet, our review of potential sales of company-owned assets and businesses, our ongoing evaluation of potential capital structure alternatives with the assistance of our financial and legal advisors, and our board’s ongoing evaluation of our corporate tax structure are all prudent steps as we work towards addressing our future debt maturities. We believe that these efforts are in the best interest of our shareholders and other stakeholders.

Over the last four months, I have had an opportunity to work closely with members of our team across our diversified business divisions, and I have been impressed with the talent, professionalism and dedication of our employees. I’m looking forward to continuing to work together with our management team and our board as we execute on the future strategic direction of the company.

That completes our remarks, and we’d be glad to take any questions.

Question And Answer Section

Operator

We will now begin the question-and-answer session. [Operator Instructions] The first question comes from Joe Gomes with Noble Capital Markets. You may go ahead.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Good morning and thanks for taking my questions. So, first, I wanted to...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Good morning.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

...to ask a little bit on ICE, if you’re looking at some of the information that comes off from ICE, their ADP’s been following here the past month or two. There’s the whole issue on Title 42. I’m just trying to get an idea, how you’ve been seeing your ICE populations, your thoughts on Title 42? And also it was a nice deal to see Moshannon Valley. Are there any of the other – your recently closed facilities that ICE might be looking at in order to enter into new contracts?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, we continue to market all of our idle facilities to federal and state agencies, as exemplified by the recent lease with the State of New Mexico, the opening of the Moshannon Facility under contract with the county for ICE purposes. And I think that facility was more directed to a consolidation of ICE services in the surrounding states. So, we’ve made our facilities known to the ICE officials as far as where they’re located geographically, their capacities and so forth, and they are evaluating those facilities.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

And in terms of your ICE populations here quarter-over-quarter?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I think it went up during the quarter and it went down towards the end of the quarter. So, the reason for that, we really don’t know, because there’s approximately 200,000 people coming across the border monthly. So, all detention, as we’ve said many times, is selective detention and we are not involved in those decisions. We merely provide the secure housing to support those decisions.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Right, right, okay. Thank you on that. And you mentioned a couple of times in the call here the potential sale of company assets, and obviously, there’s been some press about the potential sale of your BI business. I was wondering, A, could you comment a little bit more on that. If, for example, it was to be sold, do you lose any type of synergies with the rest of the remaining businesses? And then, again, you mentioned that it did very well in the quarter, the Electronic Monitoring business. I was just wondering what is driving the positive momentum in that business.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

With regard to your first question, we’re prohibited by SEC rules on commenting on any potential asset sales, so – and we can’t really comment on rumors. But the ISAP program has in itself increased substantially since the beginning of the year, but it increased over the quarter and then decreased a little bit towards the end of the quarter, somewhat similar to our ICE detentions.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Thank you for that. And I noticed you guys increased the fourth quarter guidance from where it was in the third quarter. I was just wondering again what is behind that. When you listen to your call and you’ve lost some contracts here, what is driving the increase in estimated revenues and net income attributable to GEO for the fourth quarter?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, I think in some of our facilities, we have seen some improvements in populations or occupancies, and we’re also continuing to experience good cost control, I think, in other facilities. And so, the net of those two, we’ve taken into account in the fourth quarter. It’s been pretty consistent through the first nine months of the year. So, we’ve assumed some of that going forward as well.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. And you mentioned the new opportunity that you’re working on in Arizona. Any other new state opportunities that you can tell us about?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, that’s the only public procurement that we can acknowledge at this time.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay, great. Thanks for taking the questions. I’ll get back in queue and let someone else ask some questions.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thank you.

Operator

Our next question comes from Kirk Ludtke with Imperial Capital. You may go ahead.

Kirk Ludtke

Analyst, Imperial Capital LLC

Good morning, everyone.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Good morning.

Kirk Ludtke

Analyst, Imperial Capital LLC

I have just a couple topics I’d like to follow up on and a couple new ones. One is the minimum wage litigation. I’d like to revisit New Mexico for a second and – as well as BI. With respect to the minimum wage litigation, I’d like to understand the contracts a little bit better, and more specifically, who’s responsible if this goes against you and you’re forced to pay back wages? Is that a cost that ICE assumes under the contract or is that something that you would have to pay for?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, in the highly improbable scenario you’ve just described, I imagine we would have to initially pay for the wages, but we would probably have a legal basis for a claim against ICE. But I emphasize highly improbable because there’s been a recent court ruling out of the Fourth Circuit Court of Appeals that’s squarely on this point, and the basis of the ruling was, to put simply, that people in a confinement facility are by definition not in the workforce and cannot be employees because they’re being confined. They cannot – and they’re not subject to minimum wage payment. And it is also further against federal law to employ illegal aliens or migrants who come into our country.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. Thank you. That’s helpful.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

In our contract, our – let me add a couple of things. Our contract specifically says that the detainees in our custody cannot be employees. We cannot use them as employees.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. That’s helpful. Thank you. Are the – I suspect that this could be an issue with respect to other customers. Are the contracts the same in terms of how detainees or prisoners are compensated?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

The ICE contracts have very standardized terms, and this is one of them that there is a requirement in each ICE contract and ICE being partnered – within the Department of Homeland Security, a portion of the contracts requires that a voluntary work program be established predominantly to reduce idleness in the facility for the detainees and for them to have an opportunity to contribute to the well-running of the facility and the services they themselves receive. We administer that program as required in the contract, but the compensation for that program is stipulated in the contract and by Congress. And the contract for Tacoma for 15 years has said that the amount shall be $1 or no less than $1, and that’s the payment that’s been made and that’s the typical text in all of our ICE contracts.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. Thank you. That’s helpful. Are the contract provisions with respect to this issue the same with the states – your state customers?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No. It probably varies from state to state, and any payments that we would make would be pursuant to similar payments that the state makes in their own facilities. So, it’s probably a few more dollars more, but it’s not more than that. And no state facility that we operate and no state law that we come under requires the payment of minimum wage to inmates who are confined and incarcerated in the facility.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. Thank you. With respect to New Mexico...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yes.

Kirk Ludtke

Analyst, Imperial Capital LLC

Yes. Are there other states that – is this a – I’m curious if you think this might be the beginning of a trend where states assume operation – the operations of facilities. And so, I’m curious if other states are interested in something similar, what the profitability – how the profitability of the facility changes before and after the transition, and what you think about the leasing model in general. Do you think it’s something you’d like to do more of?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

We are marketing our idle facilities to other governmental organizations, and one of the possibilities is, obviously, the leasing model and we’re very open to it. We – currently as a REIT, it’s part of our business model. So, we’re very comfortable with that concept and comfortable with us being either the operator or not being the operator.

Kirk Ludtke

Analyst, Imperial Capital LLC

And the profitability – I know you don’t want to say specifically what you make there. But directionally, is it more or less profitable after the transition?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

It all depends on what occurred before the transition, whether – it depends on the prior occupancy levels of the facility. So, there’s a lot of factors that go into it. So, I really can’t generalize on the experience of one situation.

Kirk Ludtke

Analyst, Imperial Capital LLC

Got it. Okay. Thank you. And moving to BI for a second, is this a good CapEx run rate? It was a – revenue picked up sequentially quite a bit in the quarter, which was good to see. But is this the CapEx run rate we should be thinking about for BI?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, there’s some – I think as we’ve said before, there’s some transition of technology. So, the CapEx rate is a little bit high right now, I’d say $5 to $10 million. But that should complete next year. So, this rate that we’re experiencing this year should be consistent next year, and then after that, I think it would taper some depending on how much they’re growing.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. Thank you. That’s helpful. And then, lastly, I saw some fresh reports about a facility in Alabama. Did you mention this and I missed it or is there something – some opportunity there?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

We’ve been in discussions with Alabama for several years now and their interest is presently of the – potential purchase of the facility.

Kirk Ludtke

Analyst, Imperial Capital LLC

But nothing concrete yet?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, I believe they need legislative authorization to move ahead with that.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay, great. Thank you. That’s very helpful. I’ll get back in queue.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thank you.

Operator

Our next question comes from Mitra Ramgopal with Sidoti. You may go ahead.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Yes. Hi. Good morning. Thanks for taking the questions. First, just a couple on occupancy levels. I was curious if you’re seeing any easing of COVID restrictions that’s resulting in some of the improved occupancy at some of the facilities you mentioned.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah. I don’t know if it’s the easing of restrictions or rather the inverse that we are stepping up our vaccination program of staff and individuals inside the facility, better treatment protocols, and it appears to be a virus that we’re going to have to deal with for some time. So, we’re in our, I guess, second year of this virus, and we’re getting accustomed to the required protocols for dealing with this virus and social distancing within the facilities, with testing people when they come in, as they go out and so forth. So, better procedures through longer experience.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. If I remember, I think there was a restriction of maybe 75% in terms of capacity. I was wondering if maybe that, for example, might have changed.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

You know what it is?

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

No. I don’t know of any restrictions.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

In the ICE facilities, there was at some time. I don’t know if that’s been lifted or not yet.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Okay. No, it is good. And...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

We see a wide difference in occupancies, and I don’t know if it’s driven by the prior statement of you can’t – I think that statement is still generally in force. You can’t go above the 75%. But where you are with below 75% depends on a number of factors.

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

Right.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. No, thanks for clearing that up. And just curious on the U.S. Marshals facilities, if you’re also maybe benefiting from increased activity in terms of court and sentencing, et cetera, at the federal level.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, I think there has been a general increase in our U.S. Marshals count in the several facilities we have for the Marshals Service around the country.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. On the BI business, I know you don’t comment specifically on it. But I was just wondering if there’s anything you’re doing to drive the increases we’re seeing there.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

The increase in participant count has been driven by the administration, I think, really, policy decisions.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. So, that’s something you can certainly focus on...

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

The activity – yeah, it’s the activity at the border that George mentioned earlier, several hundred thousand people per month coming across the Southern border and some of those individuals are being put into the ISAP program. Certainly not all of them, but some of them are.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks. And I was just wondering if you had any comment on the favorable ruling you got in terms of the California bill that they were trying to pass and how that might affect you going forward.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, we think it was a historic ruling in the sense that it affirmed that states cannot discriminate against the federal government regarding the implementation of immigration policy. And in that particular case, the state had provisions allowing themselves to use private sector facilities for a period of time, and it did not provide the same benefits to the federal government. In fact, it required the closure of federal facilities. So, that was part of the ruling that the State Law AB 32 was inherently discriminatory against the federal government.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. And I think you mentioned you’re still evaluating the corporate tax structure. Should we expect an announcement on that front in conjunction with the year-end earnings release?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I would say by year-end or at that time, for sure.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks again for taking the questions.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thank you.

Operator

Our next question comes from Henry Coffey with Wedbush. You may go ahead.

Henry Coffey

Analyst, Wedbush Securities, Inc.

Yes. Good morning and thank you for taking my questions. With the BI electronic monitoring and location monitoring, obviously, that is benefiting from ICE counts. But are there any policy initiatives that could really alter the equation there, mainly to the positive, if you have a whole new, “a possible rethink” on how to manage immigration populations, et cetera? Something that would really – we see where the growth is coming from, but an initiative that would really change the equation or...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I don’t think it’s necessary for a new initiative. The contract itself allows for a significant increase in the numbers of people who participate in the program. So, it continues to be used, as I think the idea of alternatives to detention is being more popularized and receiving support on a bipartisan basis. It’s cheaper and it’s effective and the technology is being continuously improved, and therefore, it’s gaining popularity in its usage.

Henry Coffey

Analyst, Wedbush Securities, Inc.

And then, on this minimum wage situation, is this something that has caused you to pause and then put in an amendment to all your existing contracts to clarify who is at risk if there is a change?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, we don’t – we believe the law is clear. There has been 100 court cases on this subject regarding confined detainees or inmates as to whether they’re entitled to minimum wage law, and all of those courts have ruled in the negative, they’re not. And most recently, I think it was in March, the Fourth District Court of Appeals ruled on a core civic lawsuit that involved a facility in New Mexico and it was a unanimous decision. And I think one or two of the judges were democratically recommended judges from prior Democratic administrations, and it was unanimous ruling that people who are under confinement are not in the workforce, and by definition, cannot become employees.

Henry Coffey

Analyst, Wedbush Securities, Inc.

And so, the current case is more of an anomaly, in your view, than of some kind of substance?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yes. In this particular court hearing, the Fourth Circuit Court of Appeals decision was not accepted or allowed to be argued, and Washington is in a different circuit. They’re under the Ninth Circuit, and it was the first time that circuit had undertaken this issue. And we’re disappointed obviously in the outcome, but we are very optimistic about the ultimate end result that it’s a fairly well-established case law and just general understanding that people who are being confined, such as inmates or detainees, are not in the workforce and do not have the ability to be treated as or compensated as employees. They’re there 24 hours a day. They’re under confinement. They don’t get to bargain for their wages. They’re not part of the workforce.

Henry Coffey

Analyst, Wedbush Securities, Inc.

And then finally on the REIT issue, given the minimal cash drain from sort of a combination stock and cash dividend, what are the open issues that have – that are preventing you from kind of coming to a quick and final resolution? How are you balancing one against the other and what’s at risk here and what’s driving the decision process about whether you’ll hold or drop REIT status?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, I think as we’ve said and we’ve said during the year, we’re working with our financial and legal advisors to look at the best structure for the company going forward. So, it’s not just the REIT status. We have the debt issues that we need to deal with. So, it’s a total comprehensive review. And when that process is far enough along, we will make a decision and we’ll make an announcement with regards to our [indiscernible] (00:48:40).

Henry Coffey

Analyst, Wedbush Securities, Inc.

Can you give us any insight into what the issues at hand are around this?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

As far as – I’m not sure what do you mean by issues at hand?

Henry Coffey

Analyst, Wedbush Securities, Inc.

I mean what are the issues that you’re looking when trying to make the decision?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

[indiscernible] (00:48:56) consideration, we’re looking at what’s the best use of the company’s cash flows going forward, where are we going to get the most value for the cash flow that we generate, is it dividend, is it paying down debt, is it reinvesting in the business, and how much liquidity do we want to have as a company as we move forward, how is the market...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

[indiscernible] (00:49:17) tax rate.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

...how is the market – right. Tax rates and how is the market acknowledging the dividend that we were paying that was fairly substantial previously and I would argue that it wasn’t necessarily reflected in the equity value. So, we’re looking at all of those things. We’re reviewing them as a management team and working with our board and the financial advisors. And as George said earlier, we expect to come to some conclusion with that by year-end.

Henry Coffey

Analyst, Wedbush Securities, Inc.

Would you consider a potentially dilutive preferred or equity offering as a way to reduce the capital debt stress on the company’s balance sheet or is that off the table?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

We’re being mindful of all strategies and all the stakeholders. We’re trying [indiscernible] (00:50:04).

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

[indiscernible] (00:50:05).

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah. We’ve engaged Lazard to help us through that process. So, we’re being mindful of the equity holders and the debt holders.

Henry Coffey

Analyst, Wedbush Securities, Inc.

All right, thank you very much.

Operator

Our next question comes from Jordan Sherman with Ranger Global. You may go ahead. Forgive me. It’s Oren Shaked with BTIG. You may go ahead.

Oren Shaked

Managing Director, BTIG LLC

Hi. Good morning. Going back to the potential re-contracting of idle facilities, George, how would you characterize some of the conversations you’re having on that?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Could you speak up a little bit louder, because we can hardly hear you?

Oren Shaked

Managing Director, BTIG LLC

Yeah. Sorry. Going back to – can you hear me now?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yes, go ahead.

Oren Shaked

Managing Director, BTIG LLC

Okay, very good. Going back to the potential re-contracting of idle facilities...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yes.

Oren Shaked

Managing Director, BTIG LLC

...how would you characterize some of the conversations that you’re having on that front? Can you just give us some color around the reception that you’re getting from different parties that you’re speaking with?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I can only say we’re relatively optimistic that with both federal agencies and state agencies.

Oren Shaked

Managing Director, BTIG LLC

Okay. I appreciate that. And then, going back to BI, you talked about ISAP and how there was some – an increase in during the quarter and then it tapered off towards the end. Maybe give us a little bit of a flavor for the variability of the revenue associated with ISAP and how much it might swing both intra-quarter and inter-quarter.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, it’s per diem-based service. There’s no minimum guarantees, if you will. But I think if you look at the trend of the contract for the ISAP contract and then in general for the rest of the EM business, it’s been steady growth over the period of our ownership and even prior to our ownership. So, it’s probably averaged between 5% to 10%, closer to 10% growth over the contract period. Sometimes it goes in spurts, but it seems to move steadily upwards.

Oren Shaked

Managing Director, BTIG LLC

Thank you very much.

Operator

Our next question comes from Jordan Sherman with Ranger Global. You may go ahead.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Yeah. Thanks. Can you guys hear me now?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yes.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay, good. So, I wanted to ask about the court case in Washington, just the timeline of what happens from here. You’re going to appeal? When do you have to file that appeal and then what’s the – just the timeline of how that will progress or at least you expect it to progress?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I think the timeline is about a month...

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

About a month, yeah.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

...for the appeal, and then it could take several months for the case to be heard and several months thereafter for a ruling to be established. So...

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Right. So, the only clear timeline is that you have about a month to make the – to file the appeal and then it’s up to – it’ll grind its way through the courts as it grinds its way through the courts?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yes, yes.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay, perfect. Then separately, the other ICE contracts that expire this year, have there – I’m sure you’re having other conversations. What’s the – is there any update on the status of those? I apologize if I missed that if you made comments about those.

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

ICE contract?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

ICE contract or BOP contract?

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Well, I know the BOP. So, the BOP, you’ve got notice on. Big Spring and Flight Line, right?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah. Which one are you...

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Are there other contracts...

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah. We’ve renewed the Aurora contract and the [indiscernible] (00:54:24).

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah. There’s no ICE contracts that have expired this year.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay. So, that’s the end of it for this year. Next year, we have a couple?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, we always have a couple. They come up to their renewal date. I don’t think we have any expirations per se.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Well, renewal dates...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

I apologize if I’ve misspoken.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

There could be couple of renewal dates next year.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Are those in discussion already? Any thoughts about how those will...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, not really. Not at this time, no.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

So, it’s still too early?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah, too early.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay. You mentioned – I want to clarify. I just wanted to confirm I’ve heard this correctly. You said the only active RFP at the moment is the one in Arizona?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

That comes to my mind. The only public – well, yeah, yeah. Hawaii hasn’t done an RFP yet. They’re talking about doing one next year. But the only public RFP...

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Is the Arizona one?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

...is Arizona State RFP.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

And I was under the understanding that that was – that they wanted to complete that this year.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, I think it’s going to be...

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

[indiscernible] (00:55:51).

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

...a decision for early next year.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

And the award could be two awards, because that number of beds, I don’t – 2,700 beds, I don’t believe is available at any single facility.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Understood. Okay. So, it could be multiple contracts. Are there discussions – I’m sorry.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Because they’re high-security prisoners and they require cell-type housing.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Got it. Okay. The – okay. So, in terms of public RFPs, there’s only one. Discussions with other states about possible need for – is there anything that you could comment about any conversations going on?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, I can’t comment. But there are conversations, and those kind of transactions that do not require RFPs.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay. Let me ask that differently. Has any other state announced that they have a need for beds and might be looking for them? Let me say it that way.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I can’t comment.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay. So, no one has said publicly that they are out looking for beds type of thing. I’m not asking to say something you can’t say. I’m just saying if there were states that have said that they’re out looking for beds and they’ve made those comments publicly, then you should be able to comment.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I really can’t say affirmatively one way or the other, because there’s a bunch of news articles all the time about people saying things and...

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah. It doesn’t necessarily lead to an RFP or something.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Idaho said stuff in the past. Even in the State of Florida, one of the Senate President, I think, said something about consolidating and building new larger facilities and so forth. So, there’s always discussion like that. But I don’t know that there’s anything definitive as it relates to our industry now.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Got it, got it. Is your expectation that we will get some RFPs? That or the other way around that there was enough activity that you’ll be able to – you will find some contracts for – you will at least have a shot at getting the contract for some of the additional idle facilities?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Our inclination at this time and our aspirations are – do not include RFPs.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Got it, got it. Okay. So, there are discussions that you think are advanced enough that – okay. We’ll move on from that, apologies. Texas, the two – the two Texas facilities are – is your plan at the moment to wind them down to idle those facilities or...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, they’re being wound down by the BOP that’s removing prisoners and relocating them. But we are actively marketing those two locations.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

And they will be – when will – I guess when will BOP have fully wound those down, A, and then...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

By the end of this month.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

By the end of this month, okay.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

As far as the inmates in the facility.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

And what type of visibility would you need on those potential contracts, like how long could you keep those facilities or people in place in hopes of getting a contract? Meaning will you – does that make sense? Yeah.

[indiscernible] (00:59:43)

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

My answer is it’s under review at this time, pending our review of what our potential opportunities are.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

And I guess [indiscernible] (00:59:56).

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

But we haven’t made a decision yet.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Yeah. No, I appreciate that. Just more generically, if a facility winds down, how long will you – I guess it’s going to matter how close you think you are to the separate contracts...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah, it’s situational.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Yeah, yeah. I got it, got it. Okay, never mind. Very cool. Thank you for that. Thank you.

Operator

This concludes our question-and-answer session. I’d like to turn the conference back over to George Zoley for any closing remarks.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, thank you very much for participating in today’s call. We look forward to addressing you on the next one.

Operator

The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.